UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 11, 2012 (September 30, 2012)

SHOSHONE SILVER/GOLD MINING COMPANY
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation)

000-31184
(Commission File No.)

5968 N. Government Way #305
Coeur d'Alene, Idaho 83815
(Address of principal executive offices and Zip Code)

(843) 715-9504
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2012, we entered into a Release and Settlement Agreement (“Agreement”) with Scott Beggs (“Beggs”).  Under the terms of the Agreement we agreed to pay Scott Beggs $220,000.00 payable as follows:  $95,000.00 within seven days of closing; $125,000.00 to be paid in equal monthly installments of $11,206.10 with the first payment due in October 2012 together with interest at the rate of 12% per annum for 12 months; and, a promissory note in the amount of $125,000.00 secured by a lien on certain assets owned by us.

In consideration of the foregoing, Beggs will dismiss with prejudice, the law suit he filed against us captioned Scott Beggs, plaintiff vs. Shoeshone Silver/Gold Mining Company, defendant, Case No. CV12-4947 in the District Court of Kootenai County, State of Idaho, wherein Beggs alleged that we breached an employment contract with him; failed to pay him wages; and retaliated against him.   Beggs sought damages of approximately $450,000.00.  On July 31, 2012, we answered and denied Mr. Beggs’ allegations.

ITEM 9.01                      EXHIBITS.

Exhibit	Document Description

10.1	Release and Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of October, 2012.

SHOSHONE SILVER/GOLD MINING COMPANY

BY:	HOWARD CROSBY
Howard Crosby
President and Principal Executive Officer